Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	December 2014
Special Distribution Amount per Share	$0.15

The following table sets forth the estimated amounts of the current distribution, payable December 31, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.00	0%	0.00	0%
Net Realized Short-Term Capital Gains	0.00	0%	0.00	0%
Net Realized Long-Term Capital Gains	0.15	100%	0.15	100%
Return of Capital	0.00	0%	0.00	0%
Total (per common share)	0.15	100%	0.15	100%

Average annual total return (in relation to NAV) from commencement of operations through 11/30/2014				19.97%
Annualized current distribution rate expressed as a percentage of NAV as of 11/30/2014				4.65	% *

Cumulative total return (in relation to NAV) for the fiscal year through 11/30/2014				21.59%
Cumulative fiscal year distributions as a percentage of NAV as of 11/30/2014				0.43%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*Based on annualized quarterly distribution amount of $0.4075 per share.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	February 2015
Distribution Amount per Share	$0.4500

The following table sets forth the estimated amounts of the current distribution, payable February 27, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0869	19%	0.0869	14%
Net Realized Short-Term Capital Gains	0.0456	10%	0.0456	8%
Net Realized Long-Term Capital Gains	0.3175	71%	0.4675	78%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.4500	100%	0.6000	100%

Average annual total return (in relation to NAV) from commencement of operations through 1/31/2015				15.51%
Annualized current distribution rate expressed as a percentage of NAV as of 1/31/2015				5.66%

Cumulative total return (in relation to NAV) for the fiscal year through 1/31/2015				-8.84%
Cumulative fiscal year distributions as a percentage of NAV as of 1/31/2015				1.89%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	May 2015
Distribution Amount per Share	$0.4500

The following table sets forth the estimated amounts of the current distribution, payable May 29, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0861	19%	0.1656	16%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.2215	49%	0.7420	71%
Return of Capital	0.1424	32%	0.1424	13%
Total (per common share)	0.4500	100%	1.0500	100%

Average annual total return (in relation to NAV) from commencement of operations through 4/30/2015				17.45%
Annualized current distribution rate expressed as a percentage of NAV as of 4/30/2015				5.24%

Cumulative total return (in relation to NAV) for the fiscal year through 4/30/2015				0.11%
Cumulative fiscal year distributions as a percentage of NAV as of 4/30/2015				3.06%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

TTP estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TTP is paid back to you. A return of capital distribution does not necessarily reflect TTP’s investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com